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                                                                   EXHIBIT 10.33


                                 PROMISSORY NOTE

                                                      Buffalo, New York, U.S.A.


                AMOUNT;  FOR VALUE RECEIVED, the undersigned, Lee Waters
               INTEREST  ("BORROWER"), residing at 5557 Woods Edge Court,
                   RATE Williamsville, New York 14221, promises to pay to the order of ClientLogic Corporation (ClientLogic), a corporation organized and existing under the laws of Delaware, with offices at 699 Hertel Avenue, Buffalo, New York 14207, the principal sum Sixty-five thousand United States dollars (US $65,000.00). This note will bear interest from the date hereof at the rate of eight percent (8%) per annum, unless otherwise stated herein.

                PAYMENT  The principal amount of this Note shall be payable to
               SCHEDULE ClientLogic from the proceeds and upon the sale of the BORROWER's property located at 5557 Woods Edge Court, Williamsville, New York, or six months from the execution of this Note, whichever occurs first.

                DEFAULT If any of the following events shall occur, the entire unpaid outstanding principal balance of this Note shall, on demand by the holder of this Note, be immediately due and payable: (a) nonpayment of any sum due under this Note; (b) a default under any other provision of this Note; (c) a breach of any representation or warranty under this Note; (d) the making of any assignment for the benefit of creditors by the undersigned; (e) the filing of a petition under any bankruptcy, insolvency or similar law against the undersigned and such petition not being dismissed within a period of thirty (30) days of the filing, or
                         (f) the authorization of BORROWER for the dissolution of BORROWER. Acceptance of payments of arrears or while BORROWER is in default shall not waive or affect any prior acceleration of this Note.

        ACCELERATION ON  In the event BORROWER is separated from employment with
                PAYMENT the holder of this note, the outstanding balance shall be immediately due and owing. The holder of this note is authorized by BORROWER, upon separation from employment to deduct from wages, vacation pay or any other amounts due to BORROWER, the outstanding balance due and owing on this note, if any.

             COLLATERAL  In addition, if any outstanding balance is due on this note and BORROWER desires to exercise vested stock options, BORROWER agrees to execute a stock pledge agreement and stock power and deliver to holder in good transferable form the full number of shares of common stock which are purchased pursuant to such options ("Collateral"), as continuing collateral security for the payment of all indebtedness, the BORROWER agrees to pledge and assign to holder, and grants to the holder a lien upon and security interest in, the Collateral.


                DEFAULT  The outstanding balance of any amount owing under this
               INTEREST  Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum.

           USURY CLAUSE  Notwithstanding any other provision of this Note, interest under this Note shall not exceed the maximum rate permitted by law; and if any amount is paid under this Note as interest in excess or such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this Note.

                    TAX All payments under this Note shall be made without defense, set-off or counterclaim, free and clear of and without deduction for any taxes of any nature now or hereafter imposed. Should any such payment be subject to any tax, the undersigned shall pay to the holder of this Note such additional amounts as may be necessary to enable the holder to receive a net amount equal to the full amount payable hereunder. As used in this paragraph, the term "tax" means any tax, levy impost, duty, charge, fee, deduction, withholding, turnover tax, stamp tax and any restriction or condition resulting in a charge imposed in any jurisdiction upon the payment or receipt of any amount specified herein, other than taxes on the overall net income of the holder under the laws of New York.

                           CONFIDENTIAL & PROPRIETARY

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               EXPENSES  The undersigned agrees to pay on demand all expenses of collecting and enforcing this Note, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

         GOVERNING LAW; This Note and the obligations of the undersigned shall AGENT FOR SERVICE be governed by and construed in accordance with the
             OF PROCESS  laws or the State of New York. For purposes of any proceeding involving this Note or any of the obligations of the undersigned, the undersigned hereby submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States having jurisdiction in the County of Eric State of New York, and agrees not to raise and waives any objection to or defense based upon the jurisdiction or venue of any such court based. The undersigned agrees not to bring any action or other proceeding with respect to this Note, or with respect to any of its obligations, in any other court unless such courts of the State of New York and of the United States determine that they do not have jurisdiction in the matter.

              WAIVER OF The undersigned waives presentment for payment, demand, PRESENTMENT, ETC. protest and notice of protest and of non-payment and any or all notices or demands in connection with the delivery, acceptance, performance or default of enforcement of this Note.


          DELAY; WAIVER  The failure or delay by the holder of this Note exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The holder of this Note may not waive any of its rights except by an instrument in writing signed by the holder.

             PREPAYMENT  The undersigned may prepay all or any portion of the principal of this Note at any time and from time to time without premium or penalty.

              AMENDMENT  This Note may not be amended without the written approval of the holder.

    This Note may not be changed or modified orally, but only by agreement in writing signed by the party against whom enforcement or such change or termination is sought.

    BORROWER hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Note or any document executed in connection herewith, or any course of conduct, course of dealing, statements (whether written or oral) or actions or the parties.

    IN WITNESS WHEREOF, the BORROWER has duly executed this Note the day and year above written.


                                               /s/ LEE WATERS
                                              ------------------------------


                                              BY: LEE WATERS

    Sworn to and subscribed before me this 11th

    day of October, 1999.

    /s/ CARLEEN A. DUNNE
    ---------------------
    Notary Public                 CARLEEN A. DUNNE
                            Notary Public, State of New York
                                Qualified in Erie County
                          My Commission Expires July 26, 2001


                           CONFIDENTIAL & PROPRIETARY